Exhibit 5.2

December 4, 2024

Garden Stage Limited

30th Floor, China Insurance Group Building

141 Des Voeux Road Central

Central, Hong Kong

Ladies and Gentlemen:

We are acting as United States counsel for Garden Stage Limited, a company incorporated in the Cayman Islands (the “Company”), in connection with the registration statement on Form F-3 (the “Registration Statement”), including all amendments and supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offering by the Company of up to an aggregate of $100,000,000 of securities which may include ordinary shares (“Ordinary Shares”), share purchase contracts (“Share Purchase Contracts”), share purchase units (“Share Purchase Units”), warrants (“Warrants”), debt securities (“Debt Securities”), rights (“Rights”), units (“Units” and, together with the Ordinary Shares, the Share Purchase Contracts, the Share Purchase Units, the Warrants, the Debt Securities, the Rights, the “Securities”) or any combination of the Securities.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company (the “Prospectus”) included in the Registration Statement; (iii) the form of senior debt indenture to be entered into by the Company (the “Senior Debt Indenture”, filed as Exhibit 4.2 to the Registration Statement), (iv) the form of subordinated debt indenture to be entered into by the Company (the “Subordinated Debt Indenture”, filed as Exhibit 4.3 to the Registration Statement, and together with the Senior Indenture, the “Indentures”), (v) the opinion of Conyers dated December 2, 2024 (filed as Exhibit 5.1 to the Registration Statement), (vi) each document incorporated or deemed to be incorporated by reference into the Registration Statement, and (vii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

We have further assumed for the purposes of this opinion, without investigation, that (i) the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York, (ii) all documents contemplated by the Prospectus to be executed in connection with the Offering have been duly authorized, executed and delivered by each of the parties thereto other than the Company, and (iii) the terms of the Offering comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith.

Subject to the foregoing and the qualifications set forth in the Registration Statement, we are of the opinion that:

1.	The Debt Securities, when (i) the Debt Securities have been specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Indentures relating to the Debt Securities has been duly authorized, executed and delivered by the Company, (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indentures and authorized by resolutions to be passed by the directors of the Company or an authorized committee thereof authorizing the issue of the Debt Securities (the “Authorizing Resolutions”), (iv) the Debt Securities have been duly executed by the Company and countersigned in accordance with the applicable Indentures and Authorizing Resolutions and issued and delivered as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.	The foregoing opinion is subject, in each case, to applicable insolvency, bankruptcy, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws affecting generally the enforceability of creditors’ rights from time to time in effect and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, including application of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles.

Our opinion is limited to the application of the laws of the State of New York, the Securities Act and the rules and regulations of the SEC promulgated thereunder only and we express no opinion with respect to the applicability of other federal laws, the laws of other countries, the laws of any state of the United States or any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any federal securities laws except as specifically set forth herein. Our opinion represents only our interpretation of the law and has no binding, legal effect on, without limitation, any court. It is possible that contrary positions may be asserted and that one or more courts may sustain such contrary positions. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect (i) in applicable law, or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect or incomplete.

This letter is furnished to you for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement wherever it appears. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Ortoli Rosenstadt LLP
Ortoli Rosenstadt LLP